BOB STEPHENS & ASSOCIATES, P.C.
                            2825 Wilcrest, Suite 408
                              Houston, Texas 77042

                                                              Phone 713-339-3388
                                                                Fax 713-339-2355


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Palmworks, Inc.

We hereby consent to the use in this Registration Statement on Form S-1, and to the inclusion by reference in the audit report of L.L. Bradford & Company, dated April 21, 2000, of our report dated December 20, 1999, relating to the financial statements of Titan Resources, Inc., subsequently Palmworks, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                        /s/ Bob Stephens & Associates, P.C.

Houston, Texas
October 4, 2000